UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

UFP INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other Jurisdiction of Incorporation)	0-22684 (Commission File Number)	38-1465835 (IRS Employer Identification No.)

2801 East Beltline, NE, Grand Rapids, Michigan (Address of Principal Executive Offices)	49525 (Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPI	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Information.

On July 22, 2026, the Board of Directors of UFP Industries, Inc., a Michigan corporation (the “Company”), declared a quarterly cash dividend of $0.36 per share of the Company’s common stock. This dividend is payable on September 15, 2026, to shareholders of record on September 1, 2026. The per share cash dividend amount represents a 3% increase from the 2025 dividend rate.

Item 9.01.  Exhibits.

Exhibits

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 22, 2026	UFP INDUSTRIES, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Chief Financial Officer,
Principal Financial Officer and
Treasurer

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